FFTW FUNDS, INC.
              	Form N-SAR for the period ending December 31, 1996
                          	File Number 811-5796





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 28th day of February, 1997



                                           							FFTW FUNDS, INC.


                                           							By: /s/ William E. Vastardis
                                              								William E. Vastardis
                                              								Secretary




Witness: /s/ Eric P. Nachimovsky
      	   Eric P. Nachimovsky